EXHIBIT 10(e)(2) - Floating Rate Series B Senior Note


                       SHOWBIZ PIZZA TIME, INC.

              FLOATING RATE SERIES B SENIOR NOTE DUE 2000

No. R-B2                                   New York, New York
$2,000,000                                      June 15, 1995
PPN   825388 A@ O

           FOR VALUE RECEIVED, the undersigned, SHOWBIZ PIZZA TIME, INC. (the "Company"), a Kansas corporation, hereby promises to pay to MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, or registered assigns, the principal sum of TWO MILLION DOLLARS on June 15, 2000, with interest (computed on the basis of actual days elapsed and a year of 360 days) (a) from the date hereof on the unpaid balance thereof, payable quarterly on each Interest Payment Date (as below defined), at a rate per annum for each Interest Period (as defined in the Note Purchase Agreements referred to below) equal to 3.5% plus the LIBOR Rate (as so defined) as determined in respect of such Interest Period pursuant to said Note Purchase Agreements, until the principal hereof shall have become due and payable, and
(b) on any overdue payment of principal or (to the extent permitted by applicable law) interest, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand) at a rate per annum from time to time equal to 2% above the interest rate then applicable to this Note, from the date of such default to and including the last day of the Interest Period during which such default occurs and thereafter at a rate per annum equal to 5.5% above said LIBOR Rate (as so determined from time to time on the basis of three-month Interest Periods).

           The LIBOR Rate for the six-month Interest Period commencing on the date of this Note is 6%.

           As used herein the term "Interest Payment Date" means each March 15, June 15, September 15 and December 15.

           Payments of principal of, interest on and any premium with respect to this Note are to be made in lawful money of the United States of America at the principal office of Citibank, N.A. in New York City or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

           This Note is one of a series of Senior Notes issued pursuant to separate Note Purchase Agreements dated as of June 15, 1995 (as from time to time amended, the "Note Purchase Agreements") between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements.

           Pursuant to the Note Purchase Agreements the Company is required to give written notice to the holder of this Note of the duration of each Interest Period for this Note, and of the applicable interest rate for such Interest Period as determined on the Reset Date (as defined in the Note Purchase Agreement) for such Interest Period. The applicable LIBOR Rate and interest rate and duration of such Interest Period for this Note shall be endorsed by the holder of this Note on the schedule attached hereto or any continuation thereof prior to any transfer of this Note.

           This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

           The Company will make required prepayments of principal on the Notes on the dates and in the amounts specified in the Note Purchase Agreements. The Company is also required under circumstances described in the Note Purchase Agreements to offer to prepay all Notes on the terms specified in the Note Purchase
Agreements, but this Note may not otherwise be prepaid.

           If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Note Purchase Agreements.

           This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder hereof shall be governed by, the laws of the State of New York, excluding choice-of-law principles of such law.

                                      SHOWBIZ PIZZA TIME, INC.


                                      By   Larry G. Page
                                      Title:  Chief Financial Officer



       Schedule of Interest Rate and Duration of Interest Period


                                                 Interest Rate
                                           -----------------------
                Duration of               (LIBOR Rate      Notation
Reset Date    Interest Period  LIBOR Rate  plus 3.5%)      Made By
----------    ---------------  ----------  ----------     ---------